UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☒ ☐ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Section 240.14a-12	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Lifeline Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIFELINE SYSTEMS, INC.

111 Lawrence Street

Framingham, MA 01702-8156

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 18, 2005

To the Shareholders of

LIFELINE SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Lifeline Systems, Inc., a Massachusetts corporation (the “Company”), will be held on Wednesday, May 18, 2005, at 10:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, to consider and vote upon the following matters:

1.	The election of two Class I Directors, each to hold office until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified;

2.	The approval of the 2005 Employee Stock Purchase Plan;

3.	The approval of an amendment to the Company’s Restated Articles of Organization for purposes of reducing the vote of shareholders required to amend the Company’s Bylaws from two-thirds of the shares of each voting group outstanding and entitled to vote on the matter to a majority of the shares of each voting group outstanding and entitled to vote on the matter;

4.	The approval of an amendment to the Company’s Amended and Restated Bylaws for purposes of (i) reducing the number of shares required to be held by shareholders seeking to call a special meeting of shareholders from 60 percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting to 40 percent, (ii) reducing the vote required in order for shareholders to amend the Bylaws from two-thirds of the shares of each voting group outstanding and entitled to vote on the matter to a majority of the shares of each voting group outstanding and entitled to vote on the matter, and (iii) eliminating the right of the Board of Directors generally to amend those provisions of the Bylaws governing the removal of directors, the indemnification of directors and the amendment of the Bylaws;

5.	The ratification of the selection by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

Shareholders of record at the close of business on April 1, 2005 are entitled to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

JEFFREY A. STEIN, Secretary

Framingham, Massachusetts

April     , 2005

LIFELINE SYSTEMS, INC.

111 Lawrence Street

Framingham, MA 01702-8156

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

May 18, 2005

This proxy statement contains information about the Annual Meeting of Shareholders (the “Annual Meeting”) of Lifeline Systems, Inc. (the “Company”). The Annual Meeting will be held on Wednesday, May 18, 2005, at 10:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting, and at any adjournment or adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no instruction is specified, the proxies will be voted in favor of proposals 1, 2, 3, 4 and 5 as set forth in the Notice of Meeting.

Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Chief Financial Officer of the Company, by the submission of another signed proxy bearing a later date, by a later electronic vote or by the shareholder’s personal attendance at the Annual Meeting and voting by ballot. This proxy statement is being mailed on or about April     , 2005 to all holders of the Company’s common stock, $0.02 par value per share (the “Common Stock”), at the close of business on April 1, 2005.

All references in this proxy statement to the “Company” include its predecessor-in-interest, Lifeline Systems Company, which, as a result of the corporate reorganization effected in December 2004 for purposes of creating a holding company structure, is now a wholly-owned subsidiary of the Company.

All share numbers and share prices in this proxy statement have been adjusted, as necessary, to reflect a two-for-one stock split, in the form of a stock dividend, on December 17, 2003.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	The election of two Class I Directors, each to hold office until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified;

2.	The approval of the 2005 Employee Stock Purchase Plan;

3.	The approval of an amendment to the Company’s Restated Articles of Organization for purposes of reducing the vote of shareholders required to amend the Company’s Bylaws from two-thirds of the shares of each voting group outstanding and entitled to vote on the matter to a majority of the shares of each voting group outstanding and entitled to vote on the matter;

4.

The approval of an amendment to the Company’s Amended and Restated Bylaws for purposes of (i) reducing the number of shares required to be held by shareholders seeking to call a special meeting of shareholders from 60 percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting to 40 percent, (ii) reducing the vote required in order for shareholders to amend the Bylaws from two-thirds of the shares of each voting group outstanding and entitled to vote on the matter to a majority of the shares of each voting group outstanding and entitled to vote on the matter, and (iii) eliminating the right of the Board of Directors generally to amend those provisions of the Bylaws governing the removal of directors, the indemnification of directors and the amendment of the Bylaws; and

5.	The ratification of the selection by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

The shareholders will also act on any other business that may properly come before the Annual Meeting.

Who is eligible to vote?

To be able to vote, you must have been a shareholder of record at the close of business on April 1, 2005. This date is the record date for the Annual Meeting. On April 1, 2005, there were              shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock that you own on the record date entitles you to one vote on each matter that is proposed.

How can I vote?

You can vote in one of four ways:

You may vote by mail.    You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States.

You may vote over the Internet.    If you are the record holder of your shares, you may authorize your vote on the Internet by following the instructions that appear on the enclosed proxy card. Have the enclosed proxy card available when you access the web page.

You may vote by telephone.    If you are the record holder of your shares, you may vote by touchtone telephone by following the instructions that appear on the enclosed proxy card. Have the enclosed proxy card available when you call.

You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

Can I change my vote after I mail my proxy card? What if I voted electronically or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following:

•	signing another proxy with a later date;

•	accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for proxy authorization by phone;

•	giving the Chief Financial Officer of the Company a written notice before or at the Annual Meeting that you wish to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance alone at the Annual Meeting will not revoke your proxy. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, or at least              shares.

Shares of Common Stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to such reconvening of the Annual Meeting.

If my broker holds my shares in “street name,” how do I vote my shares?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions that your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items as to which you have not given instructions, the shares will be treated as “broker non-votes.”

If your shares are held in street name and you wish to attend the Annual Meeting, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from your brokerage firm or bank.

Can I vote if my shares are held in my 401(k) account?

If you participate in the Lifeline Employees’ Savings and Investment Plan (the “401(k) Plan”) sponsored by the Company, you may vote an amount of shares of Common Stock equivalent to the interest in the Company’s Common Stock credited to your account as of the record date. In order to vote your shares, you will need to complete the enclosed proxy card and send it to the 401(k) Plan administrator, New York Life Investment Management LLC, at the address set forth on the accompanying envelope. New York Life Investment Management LLC will direct the trustee of the 401(k) Plan to vote the shares in the manner directed on the proxy card. If New York Life Investment Management LLC does not receive a signed proxy card from you by 5:00 p.m., Eastern time, on May     , 2005, the trustee of the 401(k) Plan will vote your shares in the same manner, proportionally, as it votes the shares of other plan participants from which proper and timely proxy cards have been received by New York Life Investment Management LLC.

What vote is required for each item?

Election of Directors.    The affirmative vote of the holders of shares representing a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors.

Approval of the 2005 Employee Stock Purchase Plan.    The number of votes cast at the Annual Meeting in favor of the matter must exceed the number votes cast opposing the matter in order to approve the 2005 Employee Stock Purchase Plan.

Approval of amendment to the Company’s Restated Articles of Organization.    The affirmative vote of the holders of at least two-thirds of the shares of Common Stock outstanding and entitled to vote on the matter is required for the approval of the amendment to the Company’s Restated Articles of Organization.

Approval of amendment to the Company’s Amended and Restated Bylaws.    The affirmative vote of the holders of at least two-thirds of the shares of Common Stock outstanding and entitled to vote on the matter is required for the approval of the amendment to the Company’s Amended and Restated Bylaws.

Ratification of Auditors.    The number of votes cast at the Annual Meeting in favor of the matter must exceed the number votes cast opposing the matter in order to ratify the selection by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

How will votes be counted?

Each share of Common Stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or through Internet or telephonic authorization, or on a ballot voted in person at the meeting. If you are the record owner of your shares and you submit a proxy but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in favor of proposals 1, 2, 3, 4 and 5 as set forth in the Notice of Meeting.

If you abstain from voting on a particular matter or your shares are “broker non-votes,” your shares will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter. As a result, abstentions and broker non-votes will have no effect with respect to the election of directors, approval of the 2005 Employee Stock Purchase Plan and the ratification of auditors, but will have the effect of a “no” vote with respect to the approval of the amendment to the Company’s Restated Articles of Organization and the amendment to the Company’s Amended and Restated Bylaws.

Who will count the votes?

The votes will be counted, tabulated and certified by the Company’s transfer agent, Registrar and Transfer Company.

How does the Board of Directors recommend that I vote on the proposals?

Your Board of Directors recommends that you vote:

FOR the election of each of the two Class I Director nominees named in this proxy statement, each to hold office until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified;

FOR the approval of the 2005 Employee Stock Purchase Plan;

FOR the approval of the amendment to the Company’s Restated Articles of Organization;

FOR the approval of the amendment to the Company’s Amended and Restated Bylaws; and

FOR the ratification of the selection by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Will any other business be conducted at the Annual Meeting or will other matters be voted upon?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. Under the Company’s Amended and Restated Bylaws, the deadline for shareholders to notify the Company of any proposals or nominations for director to be presented for action at the Annual Meeting has passed. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement, whether executed by you directly or through Internet or telephonic authorization, will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

The Company will report the voting results in its quarterly report on Form 10-Q for the quarter ending June 30, 2005, which the Company expects to file with the Securities and Exchange Commission (“SEC”) on or before August 9, 2005.

How can I obtain an Annual Report on Form 10-K?

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is included with this proxy statement.

The Company will, upon written request of any shareholder, provide without charge an additional copy of its Annual Report on Form 10-K, including financial statements and financial statement schedules, as filed with the SEC. Requests should be addressed to the Company in care of:

Chief Financial Officer

Lifeline Systems, Inc.

111 Lawrence Street

Framingham, MA 01702-8156

(508) 988-1000

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of the Company’s Common Stock, please contact the Company’s Chief Financial Officer at the address or telephone number listed above.

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information, as of March 15, 2005, unless otherwise indicated, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under the caption “Executive Compensation,” and (iv) all current directors and executive officers of the Company as a group. The number of shares of Common Stock beneficially owned by each 5% shareholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission that the named shareholders are direct or indirect beneficial owners of such shares. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. For each named shareholder and for all directors and executive officers as a group, the share amounts include those shares as to which such person had a right to acquire beneficial ownership by exercising stock options or stock appreciation rights as of March 15, 2005, or within 60 days following that date as follows: Mr. Baldwin, 16,001 shares; Mr. Bolesky, 34,334 shares; Dr. Casscells, 30,001 shares; Ms. Feingold, 20,001 shares; Mr. Feinstein, 286,982 shares; Mr. Kasputys, 64,001 shares; Mr. Reich, 99,823 shares; Ms. Roberts, 64,001 shares; Mr. Shapiro, 48,001 shares; Mr. Strange, 60,763 shares; Dr. Vineyard, 58,001 shares; Mr. Wechsler, 22,334 shares; and all directors and executive officers as a group, 899,612 shares. The share amounts also include shares beneficially owned by certain executive officers through participation in the Company’s 401(k) Plan, as to which shares such person exercises sole investment and voting power.

The address of each of the directors and executive officers listed below is c/o Lifeline Systems, Inc., 111 Lawrence Street, Framingham, MA 01702-8156.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding (1)
Pequot Capital Management, Inc. (2) 500 Nyala Farm Road Westport, CT 06880	1,529,250	11.0%
L. Dennis Shapiro (3)	1,333,541	9.5%
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	910,800	6.6%
R.S. Investment Management Co. LLC (5)	768,711	5.5%
Ronald Feinstein	499,274	3.5%
Richard M. Reich (6)	125,321	*
Joseph E. Kasputys.	121,301	*
Donald G. Strange	72,767	*
Gordon C. Vineyard, M.D.	75,603	*
Leonard E. Wechsler	25,206	*
Carolyn C. Roberts	76,001	*

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding (1)
Everett N. Baldwin (7)	60,001	*
Edward M. Bolesky	37,924	*
S. Ward Casscells, III, M.D.	30,001	*
Ellen Feingold	20,001	*
All directors and officers as a group (14 persons) (8)	2,579,197	17.4%

*	Less than 1% of the outstanding stock
(1)	Number of shares deemed outstanding includes 13,916,023 shares outstanding as of March 15, 2005, plus any shares subject to options or stock appreciation rights held by the named person or entity that are currently exercisable or exercisable within 60 days after March 15, 2005.
(2)	Represents holdings based on an amendment to Schedule 13G filed with the SEC on February 14, 2005.
(3)	Includes the following shares, as to all of which Mr. Shapiro disclaims beneficial ownership: 71,624 shares held by Mr. Shapiro’s wife; 8,248 shares held by Mr. Shapiro as custodian for his children over which he has sole voting and investment power; 53,714 shares in the name of Mr. Shapiro’s children over which he has shared voting and dispositive power; and 320,750 shares held in various trusts for the benefit of various family members of which Mr. Shapiro and/or his wife are trustees.
(4)	Represents holdings based on an amendment to Schedule 13G filed with the SEC on February 14, 2005. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Represents holdings based on a Schedule 13G filed with the SEC on February 14, 2005.
(6)	Includes 15,668 shares owned by Mr. Reich jointly with his wife.
(7)	Includes 44,000 shares held by the Everett N. Baldwin Revocable Trust of 1997.
(8)	Includes 27,557 shares beneficially owned by such persons through the 401(k) Plan as to which such persons possess sole investment and voting power.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors is classified into three classes, designated as Class I Directors, Class II Directors and Class III Directors, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2005 Annual Meeting of Shareholders, three Class II Directors, whose terms expire at the 2006 Annual Meeting of Shareholders, and three Class III Directors, whose terms expire at the 2007 Annual Meeting of Shareholders.

The persons named in the proxy will vote to elect as Class I Directors the two nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy (whether executed by you or, if you are the record owner of your shares, through Internet or telephonic voting) to that effect. If any of the nominees becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable. Each nominee will be elected to hold office until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified.

The following table sets forth the names of the nominees for election to the Board of Directors at the Annual Meeting, followed by the name of each other director who will continue in office after the Annual Meeting, and each such person’s principal occupation and business experience during the past five years and his or her age. Each of the following individuals has served as a director of the Company since the year listed in the table. There are no family relationships between or among any officers or directors of the Company.

Name, Principal Occupation and Business Experience During the Past Five Years	Age	First Became a Director
The two nominees for election as Class I Directors to serve until the 2008 Annual Meeting of Shareholders:

EVERETT N. BALDWIN (1) (4) Mr. Baldwin served as President and Chief Executive Officer of Welch Foods, Inc. from August 1982 to August 1995, and as a Director of Welch Foods from August 1982 to December 1995. Mr. Baldwin retired from Welch Foods in 1995.	72	1991

L. DENNIS SHAPIRO (1) (2) (4) Mr. Shapiro has served as the Chairman of the Board of Directors of the Company since 1978. Mr. Shapiro was Chief Executive Officer and Treasurer of the Company from 1978 through December 1988.	71	1978

The three Class II Directors named below will continue in office until the 2006 Annual Meeting of Shareholders:

ELLEN FEINGOLD (2) (3) (4) Ms. Feingold has been President of Boston-based Jewish Community Housing for the Elderly since 1981. Ms. Feingold has served in a number of appointed and elected positions, most recently appointed as co-chair of the U.S. Commission on Affordable Housing and Health Facility Needs for Seniors in the 21st Century.	74	2003

RONALD FEINSTEIN Mr. Feinstein has been President and Chief Executive Officer of the Company since January 1, 1993.	59	1985

Name, Principal Occupation and Business Experience During the Past Five Years	Age	First Became a Director

JOSEPH E. KASPUTYS (2) (3) (4)

Mr. Kasputys founded and has been Chairman, President and Chief Executive Officer of Global Insight, Inc. since March 2001. Through its acquired companies, Global Insight provides economic and financial information and forecasts to clients in government, finance and industry. Prior to that, Mr. Kasputys was Chairman of Thomson Financial, a two billion dollar division of The Thomson Corporation, from September 2000 to December 2000. He was Chairman, President and Chief Executive Officer of Primark Corporation, an international company traded on the NYSE primarily engaged in the information industry, from June 1987 to September 2000, when Primark Corporation was acquired by The Thomson Corporation.

	68	1985

The three Class III Directors named below will continue in office until the 2007 Annual Meeting of Shareholders:

S. WARD CASSCELLS, III, M.D. (4) Dr. Casscells has served as Vice President for Biotechnology and a Professor of Public Health at the University of Texas Health Science Center at Houston since 2001 and 2002, respectively, and has held the John Edward Tyson Distinguished Professorship of Medicine since 2000. From 1993 through 2001, he was the Specialist in Cardiovascular Medicine and Chief of Cardiology at the University of Texas.	53	2002

CAROLYN C. ROBERTS (1) (4)

Ms. Roberts has served as President of Connors/Roberts Associates, a health care management consulting firm, since June 2004, where she also served as Secretary and Treasurer from 2000 to June 2004. In addition, Ms. Roberts has served as Chief Executive Officer Emerita of Copley Health Systems, Inc., a health services provider, since October 2000, where she also served as President and Chief Executive Officer from 1982 to October 2000. Ms. Roberts has served as a Health Policy Advisor for Senator James Jeffords of Vermont and a consultant to the Joint Commission for Health Care Accreditation (JCAHO) on whose Board of Commissioners she served from 1996 through 2002, during which time she also served on the Board of Directors of Joint Commission Resources and Joint Commission International. Ms. Roberts served on the Board of Trustees of the American Hospital Association from 1990 to 1997, was Chair of the Board in 1994 and, from 1991 to 1996, was a member of its Executive Committee.

	66	1994

GORDON C. VINEYARD, M.D. (1) (4) Dr. Vineyard retired from active medical practice in March 2000 and currently serves as President and Chairman of the Board of Massachusetts Health Data Consortium. He served as the Surgeon-in-Chief of Harvard Vanguard Medical Associates and Director of Surgical Specialties and Radiology from 1991 to May 1999, when he became interim Chief Executive Officer. Dr. Vineyard was Chief of Surgery of Harvard Vanguard Medical Associates from 1980 to 1991. He was also Associate Clinical Professor of Surgery at the Harvard Medical School.	68	1985

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Stock Option Plans Committee
(4)	Member of Nominating and Corporate Governance Committee

Board Determination of Independence

Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Messrs. Baldwin, Kasputys or Shapiro, Drs. Casscells or Vineyard or Messes. Feingold or Roberts has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Board and Committee Meetings

Board of Directors Meetings

During the fiscal year ended December 31, 2004, the Board of Directors of the Company held six meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they respectively served.

Board Committees

The Board of Directors has established four standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Stock Option Plans Committee; and

•	Nominating and Corporate Governance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under a charter that has been approved by the Board of Directors. Current copies of each such committee’s charter are posted on the Investor Relations section of the Company’s website at www.lifelinesys.com.

The Board of Directors has determined that each of the members of the committees of the Board of Directors are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the Nasdaq Stock Market.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with the Company’s independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included in this proxy statement).

The Board of Directors has determined that Mr. Baldwin is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The members of the Audit Committee are Messrs. Baldwin (chairman) and Shapiro, Dr. Vineyard and Ms. Roberts. The Audit Committee met five times during the fiscal year ended December 31, 2004.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and approving the compensation of the Chief Executive Officer and the Company’s other executive officers;

•	overseeing and administering the Company’s incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The members of the Compensation Committee are Messrs. Kasputys (chairman) and Shapiro and Ms. Feingold. The Compensation Committee met three times during the fiscal year ended December 31, 2004.

Stock Option Plans Committee

The principal function of the Stock Option Plans Committee is to grant incentive awards to executives and key employees of the Company and to otherwise administer the Company’s stock incentive plans. The members of the Stock Option Plans Committee are Mr. Kasputys (chairman) and Ms. Feingold. The Stock Option Plans Committee met three times during the fiscal year ended December 31, 2004.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

The members of the Nominating and Corporate Governance Committee are Messrs. Baldwin, Kasputys and Shapiro, Drs. Casscells and Vineyard and Messes. Feingold and Roberts. The Nominating and Corporate Governance Committee was established by the Board of Directors on February 4, 2004 and did not meet during the fiscal year ended December 31, 2004.

Director Candidates

As of the date of this proxy statement, the Nominating and Corporate Governance Committee did not have a formal policy with regard to the consideration of director candidates recommended by shareholders. The Board of Directors does not feel a formal policy is necessary as the Nominating and Corporate Governance Committee does consider director nominees recommended by its shareholders. There has been no change in the procedure by which shareholders may recommend nominees to the Company’s Board of Directors. The names of such nominees should be addressed to:

Nominating and Corporate Governance Committee

c/o Chief Financial Officer

Lifeline Systems, Inc.

111 Lawrence Street

Framingham, MA 01702-8156

(508) 988-1000

No shareholder has submitted names of director nominees for consideration at the Annual Meeting.

Communicating with the Independent Directors

The Board of Directors does not have a formal policy with regard to shareholder communications to the Board of Directors. The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he or they consider appropriate.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to:

Board of Directors

c/o Chief Financial Officer

Lifeline Systems, Inc.

111 Lawrence Street

Framingham, MA 01702-8156

(508) 988-1000

The Company does not have a policy regarding director attendance at its Annual Meetings of Shareholders. At the Company’s 2004 Annual Meeting of Shareholders, all eight of the members of the Board of Directors were in attendance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors, executive officers and the holders of more than 10% of the Common Stock of the Company to file with the SEC initial reports of ownership of the Company’s Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of reports filed by reporting persons of the Company or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that during the fiscal year ended December 31, 2004 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

Directors’ Compensation

For the fiscal year ended December 31, 2004, each director who was not an employee of the Company received (i) an annual retainer of $12,000, (ii) a fee equal to $1,000 for each meeting of the Board of Directors that the non-employee director attended (either in person or by telephone) and (iii) $500 for each committee meeting that the non-employee director attended (either in person or by telephone), although no additional fee was paid for attendance at a committee meeting that was on the same day as a meeting of the Board of Directors. The Chairman of the Board also received an annual fee of $12,500 and the Chairmen of the Audit and Compensation Committees also each received an annual fee of $3,500.

In addition, the Company’s 2000 Stock Incentive Plan provides that, on the sixth business day of each calendar year, each non-employee director will receive a stock option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Such options vest as to one-third of the underlying shares on the date of grant, and vest as to an additional one-third of the underlying shares on each of the first two anniversaries of the date of grant.

The Company also reimburses its non-employee directors for reasonable out-of-pocket expenses incurred in attending Board or committee meetings.

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers during the fiscal year ended December 31, 2004 who were serving as executive officers at December 31, 2004 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus			Restricted Stock Awards			Number of Securities Underlying Options (1)		All Other Compensation (2)
Ronald Feinstein President and Chief Executive Officer	2004 2003 2002	$ $ $	356,666 335,833 312,500	$ $ $	407,558 421,600 274,787	(3) (3) (5)	$	— 1,854,720 —	(4)	— 90,000 70,000		$ $ $	3,000 2,700 2,700

Richard M. Reich Senior Vice President and Chief Information Officer	2004 2003 2002	$ $ $	203,166 195,116 187,250	$ $ $	110,780 117,245 75,636	(3) (3) (3)		— — —		16,000 16,000 12,000		$ $ $	3,000 2,700 2,700

Edward M. Bolesky Senior Vice President, Customer Care	2004 2003 2002	$ $ $	186,666 179,167 104,775	$ $ $	103,722 107,400 39,747	(3) (3) (3)(6)		— — —		16,000 16,000 50,000		$ $	3,000 2,700 —

Donald G. Strange Senior Vice President, Sales	2004 2003 2002	$ $ $	177,417 170,833 163,833	$ $ $	94,910 100,907 62,906	(3) (3) (3)		— — —		16,000 16,000 12,000		$ $ $	3,000 2,700 2,700

Leonard E. Wechsler President, Lifeline Systems Canada and Vice President, Lifeline Systems, Inc.	2004 2003 2002	$ $ $	162,825 144,026 120,454	$ $ $	146,239 158,695 251,628	(7) (7) (7)		— — —		16,000 — 48,000	(8)	$ $ $	3,234 3,007 2,675

(1)	Represents the grant of stock options to purchase Common Stock.

(2)	Represents Company contributions on the executive officer’s behalf to the Company’s 401(k) Plan (or a Canadian registered retirement savings plan in the case of Mr. Wechsler). For Mr. Wechsler, such amounts have been converted from Canadian dollars to U.S. dollars based on the average exchange rate in effect during the applicable year.

(3)	Represents amounts paid under the Company’s 2004 Officer Incentive Plan.

(4)	On February 13, 2003, the Company granted 72,000 shares of restricted stock to Mr. Feinstein pursuant to his employment agreement. The dollar amount listed assumes a per share price of $25.76, the closing price of the Company’s Common Stock on December 31, 2004. The restricted stock vests at the rate of one-third of such shares on the third anniversary of the date of grant, one-third on the fourth anniversary of the date of grant and one-third on the fifth anniversary of the date of grant. If declared by the Company, Mr. Feinstein will receive any dividends paid on the restricted stock.

(5)	Represents amounts paid under the Company’s Executive Bonus Plan. Also includes $31,922 paid to Mr. Feinstein in fiscal year 2002 as a special bonus pursuant to the terms of a Special Bonus Agreement with the Company, which amount was based on the Company’s pre-tax profit in that year.

(6)	Mr. Bolesky became an executive officer of the Company in May 2002.

(7)	Represents amounts paid in accordance with Mr. Wechsler’s employment agreement. Such amounts have been converted from Canadian dollars to U.S. dollars based on the average exchange rate in effect during the applicable year.

(8)	Includes an option to purchase 30,000 shares of Common Stock granted to Mr. Wechsler in connection with Mr. Wechsler agreeing to enter a multi-year employment agreement as President of Lifeline Systems Canada.

Option Grants

The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2004 to each of the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (2)		Percent of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price (per share)	Expiration Date	5%	10%
Ronald Feinstein	—		—	—	—	—	—
Richard M. Reich	16,000	(3)	5.65%	$19.935	2/14/14	$200,592	$508,340
Edward M. Bolesky	16,000	(3)	5.65%	$19.935	2/14/14	$200,592	$508,340
Donald G. Strange	16,000	(3)	5.65%	$19.935	2/14/14	$200,592	$508,340
Leonard E. Wechsler	16,000	(3)	5.65%	$19.935	2/14/14	$200,592	$508,340

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2)	Under the terms of the Company’s 2000 Stock Incentive Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(3)	Exercisable in installments beginning one year after the date of grant, with one-third of the shares covered thereby becoming exercisable at that time and an additional one-third of the shares covered thereby becoming exercisable on each of the next two anniversaries of the date of grant.

Option Exercises and Year-End Values

The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 2004 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name			Exercisable/Unexercisable		Exercisable/Unexercisable
Ronald Feinstein	90,000	$966,411	262,087	113,333	$4,525,997	$1,736,020
Richard M. Reich	13,000	$196,219	99,156	30,666	$1,701,219	$320,393
Edward M. Bolesky	—	—	38,667	43,333	$521,308	$482,585
Donald G. Strange	39,000	$551,893	60,596	30,666	$943,441	$320,393
Leonard E. Wechsler	75,000	$777,665	11,000	32,000	$169,885	$336,800

(1)	Based on the fair market value of the Common Stock on December 31, 2004, which was $26.06, less the option exercise price.

Other Arrangements

Feinstein Employment Agreement

On May 1, 2003, the Company and Mr. Feinstein entered into an employment agreement for the position of President and Chief Executive Officer of the Company. The term of the agreement is five years, ending May 1, 2008, with annual extensions thereafter. Under the agreement, Mr. Feinstein’s annual base salary was initially set at $340,000, subject to annual review. In addition, Mr. Feinstein is eligible to receive a bonus equal to 60% of his base salary if the Company achieves the annual profit performance plan goals adopted by the Board of Directors. If the Company fails to meet or exceeds such goals, Mr. Feinstein is eligible to receive a bonus of less than or greater than 60% of his base salary, respectively. In connection with this employment agreement, in 2003, the Company granted Mr. Feinstein 72,000 shares of restricted stock and non-statutory stock options to purchase 90,000 shares of Common Stock. Both the restricted stock and the stock options will be subject to vesting at the rate of one-third of such shares on the third anniversary of the date of grant, one-third on the fourth anniversary of the date of grant and one-third on the fifth anniversary of the date of grant.

Under the agreed terms, upon a change of control of the Company, Mr. Feinstein’s unvested stock options would vest in full. Unvested restricted stock held by Mr. Feinstein would vest upon a change of control only if the change of control share price is greater than the share price of the restricted stock at the time it was granted to Mr. Feinstein. In the event that Mr. Feinstein is terminated without cause, Mr. Feinstein would be entitled to two years’ base salary, based on his salary in effect as of the date of termination, plus two years’ annual cash bonus, based on the average of the two prior years. Mr. Feinstein would also receive benefits, such as medical and dental insurance, for a twenty-four month period following the date of termination. In the event of termination without cause, all of Mr. Feinstein’s then unvested options would vest. Only those shares of restricted stock that would vest within the twelve-month period following the date of termination would become vested.

Wechsler Employment Agreement

Pursuant to the terms of an employment agreement, effective as of January 1, 2000, between Leonard E. Wechsler and Lifeline Systems Canada, Inc., a subsidiary of the Company (“Lifeline Canada”), Mr. Wechsler became President of Lifeline Canada. Pursuant to the terms of Mr. Wechsler’s employment agreement, Mr. Wechsler is eligible to receive an annual performance bonus in accordance with the terms set forth in his employment agreement. In addition, Mr. Wechsler is eligible to receive an annual cash bonus based on his achievement of objectives set by the Chief Executive Officer of the Company and Mr. Wechsler at the beginning of the year. Mr. Wechsler is also eligible to receive a long-term performance bonus based on three-year revenue and income goals covering the term of the agreement. Mr. Wechsler’s employment agreement was amended on January 1, 2003. Mr. Wechsler’s agreement contains change of control provisions that provide for a lump sum payment to him if, within two years of a change of control of Lifeline Canada, Mr. Wechsler’s employment is terminated without cause by Lifeline Canada or its successor or Mr. Wechsler terminates his employment for certain reasons. These change of control provisions survive the expiration of the agreement so long as Mr. Wechsler is employed by Lifeline Canada.

Change of Control Agreements

Each of the Company’s executive officers, other than Messrs. Feinstein and Wechsler, has entered into an agreement with the Company that provides that, if within 12 months of a change of control of the Company, such officer’s employment is terminated without cause or the officer terminates his or her employment with the Company due to a significant change in responsibilities or condition of employment, then such officer would be entitled to receive a payment equal to one year’s base salary then being paid to him or her.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the Center for Research in Security Prices (“CRSP”) Total Return Index for the Nasdaq National Market (U.S. Companies) (the “Nasdaq Composite Index”) and (ii) the CRSP Total Return Index for Nasdaq Health Services Stocks (“Nasdaq Health Services Stocks”). This graph assumes the investment of $100 on December 31, 1999 in the Company’s Common Stock, the Nasdaq Composite Index and the Nasdaq Health Services Stocks and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004.

	December 31,
	1999	2000	2001	2002	2003	2004
Lifeline Systems, Inc.	100.0	84.2	159.5	149.5	253.3	343.5
Nasdaq Composite Index (U.S. Companies)	100.0	60.3	47.8	33.1	49.4	53.8
Nasdaq Health Services Stocks	100.0	137.3	148.4	127.9	195.6	246.5

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The Compensation Committee of the Board of Directors is composed of the three undersigned non-employee directors and is responsible for the development and administration of the Company’s executive compensation policies and programs. The Compensation Committee determines and approves the salaries and cash incentive compensation of the executive officers of the Company. The Company also has a Stock Option Plans Committee, which grants stock options and restricted stock to executives and other key employees of the Company and otherwise administers the Company’s stock incentive plans.

The objectives of the Company’s executive compensation program are as follows:

•	support the achievement of strategic goals and objectives of the Company;

•	attract and retain key executives critical to the long-term success of the Company; and

•	align the executive officers’ interests with the success of the Company.

Compensation Program

The Company’s executive compensation program consists of three principal elements:

•	base salary;

•	annual incentive compensation in the form of cash; and

•	long-term incentive compensation in the form of stock options, restricted stock or stock appreciation rights.

Generally, the Company’s objective is to pay base compensation which is comparable to the fiftieth percentile base compensation offered to officers in similar positions at comparable companies, and to pay total compensation, including annual bonuses and long-term incentives such as stock options, restricted stock or stock appreciation rights, comparable to the seventy-fifth percentile total compensation package offered to officers in similar positions at comparable companies.

The Company’s annual bonus plan for its executive officers is designed to create incentives for meeting pre-tax profit and individual goals. The Compensation Committee establishes a target bonus amount, which would be paid out in full in the event that the Company achieves an established pre-tax profit level, and which would be paid out to a lesser or greater extent in the event that the goals are not met or are surpassed. No annual bonus is paid if the Company’s pre-tax profit falls below a minimum level established by the Compensation Committee. The annual bonus plan also provides for a target bonus amount based on the achievement of individual long-term objectives, which would be paid out to a lesser or greater extent in the event that the objectives are not met or are surpassed.

Long-term incentives for executive officers and key employees are provided through stock or stock-based awards. The objectives of this program are to align executive and shareholder long-term interest by creating a strong and direct link between executive compensation and shareholder return.

In selecting executives eligible to receive stock or stock-based awards and determining the amount of such grants, the Compensation Committee evaluates a variety of factors, including (i) the job level of the executive,

(ii) stock-based awards made by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. Stock options are granted at an option price equal to the fair market value of the Company’s Common Stock on the date of grant and will only have value if the Company’s stock price increases. During the fiscal year ended December 31, 2004, the Compensation Committee granted non-qualified options to its executive officers, other than Mr. Feinstein, that vest in three equal annual installments commencing on the first anniversary date of the grant.

Chief Executive Officer’s 2004 Compensation

From January 1, 2004 to February 29, 2004, the Company’s President and Chief Executive Officer, Mr. Feinstein, received a base salary of $340,000, and from March 1, 2004 to December 31, 2004, Mr. Feinstein received a base salary of $360,000. Mr. Feinstein’s salary is reviewed each year by the Compensation Committee, and was adjusted by the Compensation Committee to $380,000 effective March 1, 2005, based on the Company’s performance in 2004, a review of salary data for chief executive officers of comparable companies, at both the fiftieth and seventy-fifth percentile, and Mr. Feinstein’s performance and the scope of his responsibilities. In addition, Mr. Feinstein is eligible to receive a bonus equal to 60% of his base salary if the Company achieves the annual profit performance plan goals adopted by the Board of Directors. If the Company fails to meet or exceeds such goals, Mr. Feinstein is eligible to receive a bonus of less than or greater than 60% of his base salary, respectively. On February 2, 2005, the Company granted Mr. Feinstein a stock appreciation right based on 25,000 shares of the Company’s Common Stock at an exercise price of $26.46 per share, which will be settled in the Company’s Common Stock. The stock appreciation right vests in 16 equal quarterly installments, commencing on May 2, 2005, and will expire on February 2, 2012.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under its plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under such plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Joseph E. Kasputys, Chairman*

Ellen Feingold*

L. Dennis Shapiro

*  Member of the Stock Option Plans Committee

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the fiscal year ended December 31, 2004 were Messrs. Kasputys and Shapiro and Ms. Feingold. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2004 an officer or employee of the Company or any of its subsidiaries, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Shapiro was Chief Executive Officer and Treasurer of the Company from 1978 through December 1988.

None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors for the fiscal year ended December 31, 2004 was composed of the four undersigned members, each of whom is an independent director, as defined by the Audit Committee’s charter and the rules of the Nasdaq Stock Market. The Audit Committee met five times during the fiscal year ended December 31, 2004. The Audit Committee acts under a written charter that was adopted on February 4, 2004.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and discussed these financial statements with management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with management and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to the Company’s shareholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting personnel.

The Audit Committee also reviewed and discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the audited financial statements and various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

Everett N. Baldwin, Chairman

Carolyn C. Roberts

L. Dennis Shapiro

Gordon C. Vineyard, M.D.

PROPOSAL 2:

APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN

On March 24, 2005, the Board of Directors of the Company adopted, subject to shareholder approval, the 2005 Employee Stock Purchase Plan (the “Plan”). The Plan provides eligible participating employees with an opportunity to purchase shares of the Company’s Common Stock at below fair market value. The total number of shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) which may be issued pursuant to awards under the Plan is equal to 200,000 shares. The Board of Directors believes that the future success of the Company depends in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

Summary of the 2005 Plan

The following is a summary of the material provisions of the Plan. The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Annex A to this proxy statement.

Administration

The Plan is administered by the Company’s Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors or the committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto are final and conclusive.

Shares Available for Purchase

The total number of shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) which may be purchased pursuant to the Plan is equal to 200,000 shares.

Eligibility

All of the Company’s employees, including directors who are employees of the Company and all employees of any designated subsidiary of the Company, are eligible to participate in the Plan if they (i) own less than five percent of the voting power or value of the Company’s stock or the stock of any of its subsidiaries, (ii) are employed by the Company or a designated subsidiary for more than 20 hours a week and five months a year, (iii) have been employed by the Company or a designated subsidiary (or by a business entity acquired by the Company or a designated subsidiary) for at least six months prior to enrolling in the Plan and (iv) were employees of the Company or a designated subsidiary on the first day of the applicable offering period. As of March 15, 2005, the Company, including all of its subsidiaries, had 904 employees.

Participation

Under the Plan, the Company conducts offerings for employees to purchase Common Stock that commence on each June 1 and December 1 and terminate respectively, on November 30 and May 31. To participate in the Plan, an employee must authorize the Company to deduct an amount, up to 15%, of the employee’s compensation received during the offering period. The maximum number of shares of the Company’s Common Stock that a participating employee may purchase at the end of any six-month offering period is determined by applying the formula stated in the Plan, but in no event may be more than 500 shares.

The price at which an employee’s option is exercised will be 95% of the closing price on the last business day of the offering period.

In the event of a participating employee’s termination of employment prior to the last business day of an offering period, no payroll deduction will be taken from any pay owing to an employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, to his or her beneficiary or estate.

Adjustment in Case of Changes Affecting Common Stock

In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation relating to the Plan, will be increased proportionately, and such other adjustments will be made as are deemed equitable by the Board of Directors or the committee. In the event of any other change affecting the Common Stock, an equitable adjustment will be made by the Board of Directors.

Merger and Change of Control

In the event of a merger or consolidation with another corporation where there is Continuity of Control (as defined in the Plan), the holder of each option will be entitled to receive at the end of the next offering period the equivalent number of securities or property which holders of such options were entitled to receive upon consummation of the merger. In the event of a merger or consolidation where there is not Continuity of Control, or a sale of all or substantially all of the Company’s assets, the holder of each option will be entitled to receive the equivalent number of securities or property which holders of such shares of Common Stock were entitled to receive upon consummation of the transaction, or the Board of Directors may either accelerate the end date of the current offering period or return the payroll deductions to the respective employees.

Amendment or Termination

No offering period under the Plan may extend beyond May 31, 2010. The Board of Directors may at any time terminate or amend the Plan. However, if shareholder approval of an amendment is required by Section 423 of the Code, under the Exchange Act, such amendment may not be effected without such shareholder approval. In no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code. The Plan requires that all amounts in the accounts of participating employees be promptly refunded upon termination of the Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Plan and with respect to the sale of Common Stock acquired under the Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the Plan is operated in a manner consistent with Section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.    A participant will not have income upon enrolling in the Plan or upon purchasing stock at the end of an offering. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of (i) 5% of the value of the stock on the day the offering commenced and (ii) the participant’s profit. Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Lifeline Systems.    There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of March 15, 2005:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	1,850,738	$14.27	646,066	(2)
Equity compensation plans not approved by security holders (3)	96,773	$6.77	—
Total	1,947,511	$13.82	646,066	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, shares issuable under the 2000 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(2)

Includes 164,221 shares issuable under the Company’s 2000 Employee Stock Purchase Plan, including shares issuable in connection with the current offering period, which ends on May 31, 2005. The number of shares issuable in connection with any offering period is not determinable until the last day of the offering period, but the Company estimates that approximately 16,500 shares of Common Stock will be issuable in connection with the current offering period. This estimate is based on (i) initial employee participation, (ii)

the amounts withheld from each employee’s first paycheck during the offering period and (iii) the price of the Common Stock on the first day of the offering period. Also includes 481,845 shares available for issuance under the 2000 Stock Incentive Plan. Under the 2000 Stock Incentive Plan, the number of shares issuable is automatically increased every January 1 by an amount equal to the least of (i) 500,000 shares of Common Stock, (ii) 2.5% of the outstanding shares on such date or (iii) an amount determined by the Company’s Board of Directors. In addition, the aggregate number of shares available for the grant of options to non-employee directors is automatically increased every January 1 by the number necessary to cause the total number of shares then available for non-employee directors to be restored to 90,000.

(3)	The Company’s 2000 Employee Stock Option Plan, which was terminated on April 4, 2001, is the only plan that the Company administers that was not approved by its shareholders.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION

On March 24, 2005, the Board of Directors adopted, subject to shareholder approval, a proposed amendment to the Company’s Restated Articles of Organization. The proposed amendment, a copy of which is attached as Annex B to this proxy statement, provides that the shareholders of the Company may amend the Company’s Bylaws with the vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter.

Under Section 10.21 of the Massachusetts Business Corporation Act (the “MBCA”), the bylaws of a Massachusetts corporation may provide for a greater affirmative vote requirement than is provided for by the MBCA if authorized by the articles of organization. The Company’s Restated Articles of Organization currently provide that, except with respect to a bylaw adopted by the Board of Directors, the Bylaws may at any time be amended by the affirmative vote of the holders of (i) two-thirds of the shares of each voting group outstanding and entitled to vote on the matter, or (ii) in the case of any such amendment that has been approved by vote of the Board of Directors taken at a meeting held prior to the meeting of shareholders at which such amendment is to be voted upon, such number of shares as exceeds the number of shares for which votes are cast opposing the matter. In addition, any action taken by the Board of Directors with respect to the Bylaws may only be amended or repealed by the shareholders with the affirmative vote of the holders of two-thirds of the shares of each voting group entitled to vote on the matter.

The Company’s Restated Articles of Organization were adopted in connection with the recently completed corporate reorganization which resulted in the holding company structure for the Company. Since their adoption, certain shareholders of the Company have requested that the Board of Directors consider amending this provision of the Restated Articles of Organization so that the provisions relating to the amendment of the bylaws of the Company would be similar to the amendment provisions in the Company’s bylaws as in effect prior to such reorganization. Accordingly, the purpose of this proposed amendment to the Restated Articles of Organization would be to reduce the voting requirement necessary for shareholders to amend the Amended and Restated Bylaws of the Company, consistent with the amendment provisions in effect prior to the holding company reorganization.

PROPOSAL 4:

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED BYLAWS

On March 24, 2005, the Board of Directors recommended that the Company’s Amended and Restated Bylaws be further amended in the form attached as Annex C to this proxy statement. The proposed amendment would:

(i) reduce the number of shares required to be held by shareholders seeking to call a special meeting of shareholders from 60 percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting to 40 percent;

(ii) reduce the vote required in order for shareholders to amend the Bylaws from two-thirds of the shares of each voting group outstanding and entitled to vote on the matter to a majority of the shares of each voting group outstanding and entitled to vote on the matter; and

(iii) eliminate the right of the Board of Directors generally to amend those provisions of the Bylaws governing the removal of directors, the indemnification of directors and the amendment of the Bylaws.

The Company’s Amended and Restated Bylaws were adopted in connection with the recently completed corporate reorganization which resulted in the holding company structure for the Company. Since their adoption, certain shareholders of the Company have requested that the Board of Directors consider amending the foregoing provisions of the Amended and Restated Bylaws, so that they would be consistent with the corresponding provisions of the Company’s bylaws as in effect prior to such reorganization. Accordingly, the purpose of these proposed amendments to the Amended and Restated Bylaws would be to modify the respective sections so that, except as noted in the following sentences, they are consistent with the corresponding provisions as in effect prior to the holding company reorganization. In considering the proposed amendments, the Board of Directors determined to recommend that the number of shares required to be held by shareholders seeking to call a special meeting of shareholders (the “Threshold Level”) should be reduced from 60 percent to 40 percent. The Company’s bylaws as in effect prior to the holding company reorganization established the Threshold Level at 10 percent. However, the Board of Directors believes that 40 percent is in the best interest of shareholders and is consistent with the default Threshold Level established for public companies in Section 7.02 of the MBCA.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF AUDITORS

Subject to ratification by the shareholders, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. Although shareholder approval of the Audit Committee’s selection of PricewaterhouseCoopers LLP is not required by law, the Audit Committee believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2004 and 2003:

Fee Category	2004	2003
Audit Fees	$366,976	$189,375
Audit-Related Fees	$—	$54,732
Tax Fees	$310,477	$148,511
All Other Fees	$—	$—

Total Fees	$677,453	$392,618

Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal years indicated above. In addition, for the fiscal year ended December 31, 2004, includes an additional $57,573 for audit fees for filings with the SEC.

Audit-Related Fees.    For the fiscal year ended December 31, 2004, there were no services provided by PricewaterhouseCoopers LLP in this category. For the fiscal year ended December 31, 2003, PricewaterhouseCoopers LLP provided $54,732 of services in this category, which related to the Company’s employee benefit plans.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax consultations and tax planning. For the fiscal year ended December 31, 2004, the following fees were billed by PricewaterhouseCoopers LLP in this category: $9,500 for services related to tax compliance, $140,740 for services related to tax consulting and tax planning and $160,237 as tax fees related to one of the Company’s business acquisitions. For the fiscal year ended December 31, 2003, PricewaterhouseCoopers LLP billed the Company $6,755 for services related to tax compliance and $141,756 for services related to tax consulting and tax planning.

All Other Fees.    No services were provided by PricewaterhouseCoopers LLP in this category for the fiscal years ended December 31, 2004 and December 31, 2003.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also generally be subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next meeting of the Audit Committee.

During the fiscal year ended December 31, 2004, no services were provided to the Company by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card or in the instructions for authorizing the voting of your shares over the Internet or by telephone to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of the Company’s Annual Report or proxy statement may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: Lifeline Systems, Inc., 111 Lawrence Street Framingham, MA 01702-8156, Attention: Chief Financial Officer, (508) 988-1000. If you wish to receive separate copies of the Company’s Annual Reports and proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Deadline for Submission of Shareholder Proposals

The Company expects to hold its 2006 Annual Meeting in May 2006 and to mail its proxy statement in connection therewith on or around April 1, 2006. Accordingly, shareholder proposals submitted pursuant to Rule 14a–8 under the Exchange Act for inclusion in the Company’s proxy materials for its 2006 Annual Meeting of Shareholders must be received by the Chief Financial Officer of the Company at the principal offices of the Company no later than                     . Written notice of proposals of shareholders submitted outside the processes of Rule 14a–8 under the Exchange Act for consideration at the 2006 Annual Meeting must be received on or before                     , in order to be considered timely for purposes of Rule 14a–4 under the Exchange Act.

By Order of the Board of Directors,

JEFFREY A. STEIN, Secretary

Framingham, Massachusetts

April     , 2005

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. ALTERNATIVELY, YOU MAY AUTHORIZE YOUR VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Annex A

LIFELINE SYSTEMS, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Lifeline Systems, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.02 par value (the “Common Stock”), commencing on June 1, 2005. Two hundred thousand (200,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b) they have been employed by the Company or a Designated Subsidiary (or by a business entity acquired by the Company or a designated subsidiary) for at least six months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan; provided, however, that no offering may extend beyond May 31, 2010. Offerings will begin on each June 1 and December 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4. Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Company’s office of Human Resources at least seven, but not more than 30, days prior to the applicable Offering

Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement and includes any amounts deferred under a salary reduction agreement under an IRS Code Section 401(k) plan or Section 125 plan. Compensation excludes allowances and reimbursements for expenses such as relocation, executive medical and tax preparation/estate planning services, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.

5. Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 or 15% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

6. Deduction Changes.    An employee may not increase or decrease his or her payroll deduction during a Plan Period.

7. Interest.    Interest will not be paid on any employee accounts, except as otherwise provided herein.

8. Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering by providing written notice of withdrawal to the office of Human Resources of the Company. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the applicable purchase price (the “Option Price”), the largest number of whole shares of Common Stock of the Company as does not exceed the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period; provided, however, that no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time. Notwithstanding the foregoing, the maximum number of shares that an employee may purchase in any Plan Period may not exceed the lesser of (a) the number of shares determined by multiplying 83 1/3 by the number of full months in the Plan Period (rounding down to the nearest whole number) and (b) the maximum number determined in the previous sentence.

The purchase price for each share purchased will be 95% of the closing price of the Common Stock on the Exercise Date (the “Option Price”). Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq

National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, subject to the limitations set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10. Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Shareholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a shareholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law.    The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24. Withholding.    Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25. Effective Date and Approval of Shareholders.    The Plan shall take effect on March 24, 2005, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on March 24, 2005

Approved by the shareholders on

                    , 2005

Annex B

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Lifeline Systems, Inc., having a registered office at 111 Lawrence Street, Framingham, MA 01702, certifies as follows:

FIRST, Article VI, Section 5 of the Articles of Organization of the corporation is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on March 24, 2005 by the board of directors and on                     , 2005 by the shareholders in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE VI, Section 5 is amended to read as follows:

5. Shareholder Amendment of Bylaws.    The bylaws may at any time be amended by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter. In addition, any action taken by the board of directors with respect to the bylaws may only be amended or repealed by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendment will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, §1.25.

Signed by

(Please check appropriate box)

☐    Chairman of the Board

☒    President – Ronald Feinstein

☐    Other Officer

☐    Court-appointed fiduciary

on this                      day of                     , 2005.

Annex C

FIRST AMENDMENT

TO

AMENDED AND RESTATED BYLAWS

OF

LIFELINE SYSTEMS, INC.

The Amended and Restated Bylaws of Lifeline Systems, Inc., a Massachusetts corporation (the “Corporation”), are hereby amended as follows:

1) Article I, Section 1.2 of the Corporation’s Amended and Restated Bylaws is hereby deleted in its entirety and replaced with the following:

“1.2 Special Meetings.    Special meetings of the shareholders may be called by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 40 percent, or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.”

2) Article IX, Sections (a) and (b) of the Corporation’s Amended and Restated Bylaws are hereby deleted in their entirety and replaced with the following:

“(a) These Bylaws may at any time be amended by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to (i) the provisions of these Bylaws governing the removal of Directors, the indemnification of Directors and the amendment of these Bylaws and (ii) any provision of these Bylaws which by virtue of an express provision in the MBCA, the Articles of Organization or these Bylaws, requires action by the shareholders.

(b) Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any Bylaw, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending these Bylaws. Any action taken by the Board of Directors with respect to these Bylaws may be amended or repealed by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter.”

REVOCABLE PROXY

Lifeline Systems, Inc.

2005 ANNUAL MEETING OF SHAREHOLDERS

May 18, 2005

10:00 a.m., Eastern time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. Dennis Shapiro, Ronald Feinstein and Jeffrey A. Stein, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the capital stock of Lifeline Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders (the “Meeting”) to be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 18, 2005 at 10:00 a.m., Eastern time, and at any and all postponements and adjournments thereof.

Should the undersigned be present and choose to vote at the Meeting or at any postponements or adjournments thereof, and after notification to the Chief Financial Officer of the Company at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Chief Financial Officer of the Company or by duly executing a proxy bearing a later date. This proxy may also be revoked by accessing the website noted below or by calling the number noted below and following the on-screen or audio instructions.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê        FOLD AND DETACH HERE        ê

LIFELINE SYSTEMS, INC. — 2005 ANNUAL MEETING OF SHAREHOLDERS, MAY 18, 2005

YOUR VOTE IS IMPORTANT!

https://proxyvotenow.com/life

You can vote in one of three ways:

1.	Call toll free 1-866-530-2996 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/life and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy

Lifeline Systems, Inc.

Please mark as indicated in this example.	☒

2005 ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2005	For	Withhold All	For All Except		For	Against	Abstain
1. To elect two Class I Directors, each to hold office until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified.	☐	☐	☐	3. To approve the amendment to the Company’s Restated Articles of Organization, as described in the accompanying Proxy Statement.	☐	☐	☐

Nominees: (01) Everett N. Baldwin	(02) L. Dennis Shapiro				For	Against	Abstain
INSTRUCTION: To withhold authority to vote for one nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.				4. To approve the amendment to the Company’s Amended and Restated Bylaws, as described in the accompanying Proxy Statement.	☐	☐	☐
	For	Against	Abstain		For	Against	Abstain
2. To approve the 2005 Employee Stock Purchase Plan.	☐	☐	☐	5. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

Change of address/comments:				6. To transact such other business as may properly come before the Meeting or any postponements or adjournments of the Meeting.
UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3, 4 and 5 SET FORTH HEREON.
The Board of Directors recommends a vote “FOR” proposals 1, 2, 3, 4 and 5 listed above.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please be sure to date and sign this Proxy where indicated.	Date
Sign above

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

éFOLD AND DETACH HERE IF YOU ARE VOTING BY MAILé

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By	Telephone (using a Touch-Tone Phone); or
2. By	Internet; or
3. By	Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 5:00 p.m., Eastern time, on May 17, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 5:00 p.m., Eastern time, on May 17, 2005. 1-866-530-2996	Vote by Internet anytime prior to 5:00 p.m., Eastern time, on May 17, 2005 go to https://www.proxyvotenow.com/life

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!